UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 10, 2021

Cross Country Healthcare, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-33169	13-4066229
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6551 Park of Commerce Boulevard, N.W., Boca Raton, Florida 33487
(Address of Principal Executive Office) (Zip Code)

(561) 998-2232
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, par value $0.0001 per share	CCRN	The Nasdaq Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

On May 10, 2021, Phillip Noe became employed by Cross Country Healthcare, Inc. (“Cross Country” or the “Company”) as its Chief Information Officer.

Prior to joining Cross Country, Mr. Noe, 50, served as the Chief Information Officer of Vaco, LLC from October 2018 to April 2021. He previously served as Chief Information Officer, North America for Adecco Group (“Adecco”) from August 2013 to October 2018 and as SVP, Global Head, Solution Delivery Management for Adecco from August 2013 to October 2015.

Mr. Noe has executed an offer letter with the Company, which provides for an annual base salary of $385,000 (the “Base Salary”). The Base Salary will be increased by 7% effective March 2022 and thereafter reviewed on an annual basis by the Compensation Committee of the Company’s Board of Directors (the “Compensation Committee”), which will consider in its sole discretion whether to further increase the Base Salary. Mr. Noe will be eligible to participate in the Company’s annual bonus plan with a target bonus of 50% of Base Salary, based on achieving performance goals to be established by the Compensation Committee.  In addition, Mr. Noe will be eligible to participate in the Company’s long term incentive plan and receive annual awards valued at 50% of Base Salary (at target).  Such awards will be upon terms and conditions determined by the Compensation Committee. The Company also has agreed to reimburse Mr. Noe up to $75,000 for certain expenses related to his relocation to the Company’s corporate headquarters in Boca Raton, Florida, which amounts are subject to repayment by Mr. Noe if he is terminated for cause (as defined in the offer letter) within one year of the Effective Date. Mr. Noe is also eligible to participate in all other benefit plans and fringe benefit arrangements available to the Company’s senior executives.

The Company also entered into an agreement with Mr. Noe providing that during Mr. Noe’s employment and for a period of one year thereafter, he may not, among other things, compete with the Company in any jurisdiction in which the Company’s business is conducted nor may he intentionally interfere with the Company’s relationship with any of its suppliers, customers, or employees.

The foregoing descriptions of the offer letter and restrictions agreement do not purport to be complete and are qualified in their entirety by reference to the offer letter and restrictions agreement that are attached as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K, respectively, and are incorporated herein by reference.

The press release issued by the Company on May 10, 2021 announcing Mr. Noe’s appointment is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

 (d) Exhibits

Exhibit	Description

10.1	Offer Letter by and between Cross Country Healthcare, Inc. and Phillip Noe

10.2	Employment Agreement by and between Cross Country Healthcare, Inc. and Phillip Noe

99.1	Press Release issued by the Company on May 10, 2021

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CROSS COUNTRY HEALTHCARE, INC.

Dated:	May 10, 2021	By:	/s/ William J. Burns
William J. Burns
Executive Vice President & Chief Financial Officer